UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clearwire Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	56-2408571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway

Overland Park, Kansas 66251

(855) 848-3280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clearwire Corporation 2003 Stock Option Plan

Clearwire Corporation 2007 Stock Compensation Plan

New Clearwire Corporation 2008 Stock Compensation Plan

(Full title of the plan)

Charles R. Wunsch

Senior Vice President and General Counsel

Sprint Nextel Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

(855) 848-3280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Thomas H. Kennedy Jeremy D. London Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Michael J. Egan King & Spalding 1180 Peachtree Street, N.E. Atlanta, Georgia 30309 (404) 572-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Clearwire Corporation, a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-155867 (the “Registration Statement”), initially filed with the Securities and Exchange Commission on December 2, 2008, to deregister all unsold shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), that were originally reserved for issuance under the Clearwire Corporation 2003 Stock Option Plan, the Clearwire Corporation 2007 Stock Compensation Plan and the New Clearwire Corporation 2008 Stock Compensation Plan.

Pursuant to the Agreement and Plan of Merger, dated as of December 17, 2012, as amended on April 18, 2013, May 21, 2013 and June 20, 2013 (the “Merger Agreement”), by and among the Registrant, Sprint Nextel Corporation, a Kansas corporation (“Sprint”), and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sprint (“Merger Sub”), on July 9, 2013, Merger Sub was merged with and into the Registrant, with the Registrant continuing as the surviving corporation and a wholly owned subsidiary of Sprint (the “Merger”). In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement.

In connection with the Merger Agreement and the Merger, and in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 9th day of July, 2013.

Clearwire Corporation

By:	/s/ Hope Cochran
Name:	Hope Cochran
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 9, 2013.

Signature	Title

/s/ Charles R. Wunsch	Director
Name: Charles R. Wunsch

/s/ Stefan K. Schnopp	Director
Name: Stefan K. Schnopp

/s/ Timothy P. O’Grady	Director
Name: Timothy P. O’Grady

/s/ Steve Elfman	President
Name: Steve Elfman	(Principal Executive Officer)

/s/ Hope Cochran	Chief Financial Officer
Name: Hope Cochran	(Principal Financial Officer)

/s/ Steve Ednie	Chief Accounting Officer
Name: Steve Ednie	(Principal Accounting Officer)